Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 3 TO CREDIT AGREEMENT AND

AMENDMENT NO. 2 TO SECURITY AGREEMENT

This AMENDMENT NO. 3 TO CREDIT AGREEMENT AND AMENDMENT NO. 2 TO SECURITY AGREEMENT (this “Agreement”), dated as of March 29, 2016, (the “Effective Date”) is by and among AZURE MIDSTREAM PARTNERS, LP, a Delaware limited partnership (the “Borrower”), the subsidiaries of the Borrower party hereto (each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined below), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as issuing lender (in such capacity, an “Issuing Lender”) and as swingline lender (in such capacity, the “Swingline Lender”).

RECITALS

A.The Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender and the financial institutions party thereto from time to time, as lenders (the “Lenders”) are parties to that certain Credit Agreement, dated as of February 27, 2015 (as heretofore amended, as amended by this Agreement and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.The Borrower, the Administrative Agent and  the grantors party  thereto from time to time are parties to  that certain Security  Agreement dated as of February 27, 2015 (as heretofore amended, as amended by this Agreement and as further amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

C.The Borrower has requested that the Lenders make certain amendments to the Credit Agreement and the Security Agreement and grant certain waivers for specified Defaults and Events of Default under the Credit Agreement as provided herein and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Amendments to Credit Agreement.

(a)Section 1.1 (Definitions) of the Credit Agreement is hereby amended by deleting the definition of “Adjusted Consolidated EBITDA” in its entirety and replacing it with the following:

“Adjusted Consolidated EBITDA” means, for any period, Consolidated EBITDA for such period plus:

(a) Material Project Consolidated EBITDA Adjustments for such period; provided that unless approved in advance by the Required Lenders, the aggregate amount of such Material Project Consolidated EBITDA Adjustments shall not exceed the lesser of (i) 30% of Consolidated EBITDA for such period and (ii) $10,000,000, plus

(b) amounts to take into account on a pro forma basis acquisitions made by the Borrower and its Consolidated Restricted Subsidiaries during such four fiscal quarter period, minus

(c) amounts to take into account on a pro forma basis Dispositions made by the Borrower and its Consolidated Restricted Subsidiaries during such four fiscal quarter period, plus

(d) adjustments for any non-recurring income and expense.

Notwithstanding the foregoing, after the Availability Period, (i) the portion of Adjusted Consolidated EBITDA attributable to the Borrower’s crude oil logistics or other business segment that provides crude oil transloading services shall be limited to the lesser of (x) the Eligible Transloading EBITDA (which shall in no event be less than zero) multiplied by a factor of 1 divided by (A) during any Specified Acquisition Period, 5.00 or (B) at any other time, 4.50, and (y) $15,000,000 and (ii) all Eligible Transloading EBITDA shall be excluded from the calculation of Adjusted Consolidated EBITDA if the Borrower fails to comply with Section 4.4(a) hereof.  In addition, for purposes of add-back, deduction or exclusion adjustments to Consolidated EBITDA pursuant to the definition thereof, Eligible Gas Gathering EBITDA and Eligible Transloading EBITDA (or any of their components) shall be adjusted in good faith to include add-backs, deductions or exclusions that are identifiable to the applicable business segment, and in the event that any add-back is not identifiable with respect to a business segment (e.g. corporate overhead), such add-back shall be allocated proportionally among the Borrower’s business segments based on each segment’s portion of Adjusted Consolidated EBITDA.

(b)Section 1.1 (Definitions) of the Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and replacing it with the following:

“Applicable Margin” means the corresponding percentages per annum as set forth below based on the Consolidated Total Leverage Ratio:

Level	Consolidated Total Leverage Ratio	Applicable Margin		Letters of Credit	Commitment Fee
		ABR +	LIBOR +
I	> 4.00 to 1.00	3.25%	4.25%	4.25%	0.50%
II	≤4.00 to 1.00 but > 3.50 to 1.00	3.00%	4.00%	4.00%	0.50%
III	≤3.50 to 1.00 but > 3.00 to 1.00	2.75%	3.75%	3.75%	0.50%
IV	≤3.00 to 1.00 but > 2.00 to 1.00	2.50%	3.50%	3.50%	0.375%
V	≤2.00 to 1.00	2.25%	3.25%	3.25%	0.375%

The Applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides a Compliance Certificate pursuant to Section 8.2(a) for the most recently ended fiscal quarter of the Borrower (each such date, a “Calculation Date”); provided that (a) the Applicable Margin shall be based on Pricing Level I until the first Calculation Date occurring after the fiscal quarter ended June 30, 2016 and, thereafter the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide a Compliance Certificate when due as required by Section 8.2(a) for the most recently ended fiscal quarter of the Borrower preceding such Calculation Date, the Applicable Margin from the date on which such Compliance Certificate was required to have been delivered shall be based on Pricing Level I until such time as such Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date.  The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date.  Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Revolving Credit Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period (and in any event at Level I if the inaccuracy was the result of intentional dishonesty, fraud or willful misconduct), and (C) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4.  Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(b) and 10.2 nor any of their other rights under this Agreement or any other Loan Document.  The Borrower’s obligations under this paragraph shall survive the termination of the Revolving Credit Commitments and the repayment of all other Obligations hereunder.

(c)Section 1.1 (Definitions) of the Credit Agreement is hereby amended by deleting the definition of “Availability” in its entirety and replacing it with the following:

“Availability” means $0.

(d)Section 1.1 (Definitions) of the Credit Agreement is hereby amended by deleting the definition of “Designated Period” in its entirety and replacing it with the following:

“Designated Period” means the period commencing on the Amendment No. 2 Effective Date and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment and L/C Commitment have been terminated.

(e)Section 1.1 (Definitions) of the Credit Agreement is hereby amended by deleting the definition of “Eligible Gas Gathering EBITDA” in its entirety and replacing it with the following:

“Eligible Gas Gathering EBITDA” means Adjusted Consolidated EBITDA for the four fiscal quarters ended on the last day of the most recent fiscal quarter minus Eligible Transloading EBITDA for such period, as calculated in good faith by the Borrower and set forth in the Availability Certificate most recently delivered pursuant to Section 8.2(a)(ii).

(f)Section 1.1 (Definitions) of the Credit Agreement is hereby amended by deleting the definition of “Eligible Transloading EBITDA” in its entirety and replacing it with the following:

“Eligible Transloading EBITDA” means Adjusted Consolidated EBITDA attributable to the Borrower’s crude oil logistics or other business segment that provides crude oil transloading services for the four fiscal quarters ended on the last day of the most recent fiscal quarter, as calculated in good faith by the Borrower and set forth in the Availability Certificate most recently delivered pursuant to Section 8.2(a)(ii).

(g)Section 1.1 (Definitions) of the Credit Agreement is hereby amended by deleting the definition of “L/C Commitment” in its entirety and replacing it with the following:

“L/C Commitment” means the lesser of (a) $5,000,000 and (b) the Revolving Credit Commitments.

(h)Section 1.1 (Definitions) of the Credit Agreement is hereby amended by deleting the definition of “Revolving Credit Commitment” in its entirety and replacing it with the following:

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof, and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof.  The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders shall be $231,700,000 from and after the Amendment No. 3 Effective Date.  The Revolving Credit Commitment of each Revolving Credit Lender as of the Amendment No. 3 Effective Date is set forth opposite the name of such Lender on Schedule 1.1(a).

(i)Section 1.1 (Definitions) of the Credit Agreement is hereby amended by deleting the definition of “Swingline Commitment” in its entirety and replacing it with the following:

“Swingline Commitment” means $0.

(j)Section 1.1 (Definitions) of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

“Amendment No. 3 Effective Date” means March 29, 2016.

“Available Cash on Deposit” means the aggregate of all funds held in deposit accounts in the United States or any other foreign jurisdiction and owned by, or held for the benefit of, the Borrower or any of its Subsidiaries.

“Settlement Agreement” means the Settlement Agreement Regarding AES Contracts to be entered into by and among the Borrower, Marlin Midstream, LLC, Marlin Logistics, LLC, AES, NuDevco Midstream Development, LLC and Marlin IDR Holdings, LLC in accordance with, and subject to the terms and conditions of, Section 8.21 of this Agreement.

“Settlement Agreement Effective Date” means the date upon which all conditions precedent set forth in the Settlement Agreement are satisfied and it becomes effective in accordance with its terms.

(k)Section 2.4(b)(iv) (Repayment and Prepayment of Revolving Credit and Swingline Loans – Mandatory Prepayments) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(iv)Upon receipt of any AES Letter of Credit Proceeds by the Administrative Agent or of any other payment from AES received by any Credit Party with respect to the gross margin on the AES GGP Producer Contracts that have been invoiced on or before March 31, 2016,  the Administrative Agent or the Borrower, by payment to the Administrative Agent, shall immediately repay for the account of the Revolving Credit Lenders, Extensions of Credit and Cash Collateralize the L/C Obligations in an amount equal to such AES Letter of Credit Proceeds or such other payments.  Any such payment pursuant to this Section 2.4(b)(iv) shall be applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, to Cash Collateralize any L/C Obligations.

(l)Section 2.4(b)(vii) (Repayment and Prepayment of Revolving Credit and Swingline Loans – Mandatory Prepayments) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(vii)Notwithstanding anything in this Agreement to the contrary, (A) except as provided in clause (B) below, no payment required to be made pursuant to this Section 2.4(b) shall reduce the Revolving Credit Commitment of any Revolving Credit Lender and (B) the Revolving Credit Commitment will be reduced in connection with a prepayment made during the Designated Period pursuant to (x) Section 2.4(b)(iii) or (b)(v) in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds received from any such incurrence of Indebtedness or such Disposition and (y) Section 2.4(b)(iv) in an amount equal to one hundred percent (100%) of the AES Letter of Credit Proceeds or other payments received from AES with respect to the gross margin on the AES GGP Producer Contracts that have been invoiced on or before March 31, 2016.

(m)Section 2.4(b) (Repayment and Prepayment of Revolving Credit and Swingline Loans – Mandatory Prepayments) of the Credit Agreement is hereby amended by inserting the following new clause (viii) at the end thereof:

(viii)If, on any Business Day, Available Cash on Deposit (as set forth on the records of the applicable depository banks) in accounts held by, or for the benefit of the

Borrower or any of its Subsidiaries, exceeds $15,000,000 (excluding any outstanding checks), the Borrower shall, within one (1) Business Day after a determination is made that such excess exists, repay for the account of the Revolving Credit Lenders, Extensions of Credit and Cash Collateralize the L/C Obligations in an amount equal to such excess.   Any such payment pursuant to this Section 2.4(b)(viii) shall be applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, to Cash Collateralize any L/C Obligations. At any time that an Event of Default shall have occurred and is continuing, the Borrower hereby authorizes Wells Fargo Bank, National Association as a depository bank, to initiate debit entries to any and all accounts held by Borrower thereof with Wells Fargo Bank, National Association and to debit such excess amount from such accounts to effectuate payments required under this Section 2.4(b)(viii). The foregoing authorizations to initiate debit entries shall remain in full force and effect until the Event of Default is no longer continuing or the Administrative Agent otherwise terminates such arrangement. Borrower represents that Borrower or a Subsidiary thereof, or any one or more of them, is and will be the owner(s) of all funds in such accounts. The Borrower, for itself and its Subsidiaries, acknowledges that (i) such debit entries may cause an overdraft of such accounts which may result in Wells Fargo Bank, National Association’s refusal to honor items drawn on such accounts until adequate deposits are made to such account, (ii) Wells Fargo Bank, National Association is under no duty or obligation to initiate any debit entry for any purpose, and (iii) if a debit is not made the payment may be late or past due.

(n)Section 4.4(b) (AES Letter of Credit; Availability Redetermination) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(b)During the Availability Period, if the Borrower fails to cause AES to issue Supplemental AES Letters of Credit within such 30 day period in an amount necessary to cause the aggregate undrawn principal amount of all Supplemental AES Letters of Credit, when taken together with the undrawn principal amount of the AES Letter of Credit, to equal not less than $15,000,000, (i) no Default or Event of Default shall result directly therefrom and (ii) Availability shall automatically be reduced by an amount equal to (x) $15,000,000 less (y) the aggregate undrawn principal amount of the AES Letter of Credit and Supplemental AES Letters of Credit.  The Administrative Agent shall notify the Borrower and the Lenders of the amount of such new Availability, which Availability shall be effective as of the date specified in such notice and shall remain in effect for all purposes of this Agreement until the next Determination Date (unless otherwise adjusted in accordance with this Article IV). After the Availability Period, if the Borrower fails to cause AES to issue Supplemental AES Letters of Credit within such 30 day period in an amount necessary to cause the aggregate undrawn principal amount of all Supplemental AES Letters of Credit, when taken together with the undrawn principal amount of the AES Letter of Credit, to equal not less than $15,000,000, (i) no Default or Event of Default shall result directly therefrom and (ii) Eligible Transloading EBITDA shall be excluded from the calculation of Adjusted Consolidated EBITDA.

(o)The last sentence of Section 7.13 (Financial Statements) of the Credit  Agreement  is hereby amended by deleting it in  its entirety and replacing it with the  following:

The pro forma financial statements delivered pursuant to Section 6.1(g)(ii) and any other projections or forecasts delivered to the Administrative Agent and the Lenders shall have been prepared on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions at the time such projections or forecasts were prepared (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that actual results during the period(s) covered by such projections or forecasts may differ from the projected results and that such differences may be material and that the Credit Parties make no representation that such projections or forecasts will be realized).

(p)Section 7.24 (Deposit  and Hedging Brokerage  Accounts) of the Credit  Agreement  is hereby amended by deleting it in  its entirety and replacing it with the  following:

As of the Amendment No. 3 Effective Date, each of the Borrower’s and each Restricted Subsidiary’s bank depository accounts, securities accounts and hedging brokerage accounts is listed on Schedule 7.24.

(q)Effective on the Settlement Agreement Effective Date, Section 8.2(j) (Certificates; Other Reports)  of the Credit Agreement is hereby deleted it in its entirety and replaced with the following:

(j)no later than ten (10) days after any Responsible Officer of any Credit Party or the General Partner obtains knowledge thereof, notice of the expiration or termination (other than expiration in accordance with the stated term thereof) of any Material Contract;

(r)Section 8.2(l) (Certificates; Other Reports)  of the Credit Agreement is hereby amended to delete the word “monthly” contained therein and replace such word with “weekly.”

(s)Section 8.2 (Certificates; Other Reports) of the Credit Agreement is hereby amended by inserting the following new clause (m) at the end thereof:

(m)no later than 5:00 p.m., Central time, on Wednesday, April 6, 2016, and thereafter no later than 5:00 p.m., Central time, on Wednesday of each week (beginning April 13, 2016), (i) a cash flow forecast showing projected cash receipts and cash disbursements of the Borrower and its Subsidiaries over such thirteen (13) week period, together with a reconciliation of actual cash receipts and cash disbursements of the Borrower and its Subsidiaries from the prior week against the cash flow forecast previously furnished to the Administrative Agent and the Lenders and showing any deviations on a cumulative basis and describing in reasonable detail any material deviations between such actual and forecasted receipts and disbursements, prepared by the Borrower and in form and substance, and with such detail, as the Administrative Agent may request, and (ii) a statement of the Liquidity as of the end of each day during such week, which shall be certified by the chief financial officer of the General Partner, in the case of clause (i) above, as being in compliance with Section 7.13 and, in the case of clause (ii) above, as being true and correct  in all material respects.

(t)Section 8.13(g) (Control Agreements) of the Credit Agreement is hereby deleted it in its entirety and replaced with the following:

(g)Treasury Relationship. On or before the date ending forty-five (45) days after the Amendment No. 3 Effective Date (as such time period may be extended by the Administrative Agent in its sole discretion), the Borrower shall cause all funds maintained in any deposit accounts, securities account or commodity account maintained as of the Amendment No. 3 Effective Date with any Person (other than the Administrative Agent) to be moved to accounts held with Wells Fargo Bank, National Association.

(u)Article 8 (Affirmative Covenants) of the Credit Agreement is hereby amended by inserting the following new Section 8.19 (Reimbursement for Services) at the end thereof:

Section 8.19Reimbursement for Services.  The Borrower shall submit monthly invoices to the General Partner for all corporate and general and administrative services rendered by the Borrower to the General Partner or its Affiliates on or on or before the twenty-fifth (25th) day of each month, which invoices shall be due and payable not later than the fifth (5th) day following receipt of such invoice. The Borrower shall use commercially reasonable efforts to cause such invoices to be paid in full on or before the expiration of each such due date relating to such invoices.

(v)Article 8 (Affirmative Covenants) of the Credit Agreement is hereby amended by inserting the following new Section 8.20 (AES Letter of Credit Draw) at the end thereof:

Section 8.20AES Letter of Credit Draw.  In connection with the Settlement Agreement and prior to the Settlement Effective Date, (a) the Administrative Agent shall be entitled, and the Borrower hereby authorizes, agrees and directs the Administrative Agent, to draw in full on the AES Letter of Credit pursuant to the terms and conditions of Section 4.4(d)(i) of this Agreement, but without further notice to the Borrower, and (b) upon such draw, the Administrative Agent shall receive AES Letter of Credit Proceeds in the amount of $15,000,0000 without offset, setoff or adverse claim of any kind.   Such AES Letter of Credit Proceeds received by the Administrative Agent shall be applied in accordance with the last sentence of Section 2.4(b)(iv).

(w)Article 8 (Affirmative Covenants) of the Credit Agreement is hereby amended by inserting the following new Section 8.21 (Settlement Agreement) at the end thereof:

Section 8.21Settlement Agreement.  Not later than the tenth (10th) Business Day following the Amendment No. 3 Effective Date (as such time period may be extended by the Administrative Agent in its sole discretion), the Borrower shall enter into the Settlement Agreement in form and substance reasonably satisfactory to the Required Lenders, which Settlement Agreement shall provide, among other things, (a) that, as a condition to the Settlement Agreement, the Administrative Agent shall have drawn upon the AES Letter of Credit in full and shall have applied the resulting AES Letter of Credit Proceeds to the repayment of principal on any outstanding Loans in accordance with the priority established in Section 2.4(b)(iv), (b) for the full and mutual release of Borrower, AES and any related parties following the Settlement Agreement Effective Date (including releases in favor of the Administrative Agent, the Lenders and the issuing bank of the AES Letter of Credit relating to any draws thereunder) and (c) that AES shall provide financial statements, in form and content reasonably satisfactory to the Required Lenders, for review by the Administrative Agent and the Lenders.  On the Settlement Agreement Effective Date, Borrower shall promptly provide the Administrative Agent with a fully executed copy of the Settlement Agreement.

(x)Section 9.3(d) (Investments) of the Credit Agreement is hereby deleted it in its entirety and replaced with the following:

(d)loans and advances by any Credit Party to employees of such Credit Party for: (i) reasonable and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Credit Party and

(ii) reasonable and necessary relocation expenses of such employees; provided that the aggregate amount of (i) and (ii) above does not exceed $1,000,000 at any one time outstanding;

(y)Section 9.3(o)  (Investments) of the Credit Agreement is hereby deleted it in its entirety and replaced with the following:

(o)[Reserved]; and

(z)Section 9.5(h)  (Dispositions) of the Credit Agreement is hereby deleted it in its entirety and replaced with the following:

(h)[Reserved].

(aa)Section 9.6(b) (Restricted Payments) of the Credit Agreement is hereby deleted it in its entirety and replaced with the following:

(b)any Credit Party may purchase, redeem or otherwise acquire their Equity Interests with the proceeds received from the substantially concurrent issue of new Equity Interests (other than Disqualified Capital Stock);

(bb)Section 9.6(c)  (Restricted Payments) of the Credit Agreement is hereby deleted it in its entirety and replaced with the following:

(c)[Reserved];

(cc)Section 9.6(g) (Restricted Payments) of the Credit Agreement is hereby deleted it in its entirety and replaced with the following:

(g)[Reserved];

(dd)Section 9.6(i) (Restricted Payments) of the Credit Agreement is hereby deleted it in its entirety and replaced with the following:

(i)the Borrower may, as assignee, receive the assignment from NuDevco Midstream Development, LLC of Common Units, Subordinated Units and Incentive Distribution Units (each as defined in the Partnership Agreement) of Borrower pursuant to the terms and conditions of the Settlement Agreement.

(ee)Article 9  (Negative Covenants) of the Credit Agreement is hereby amended by inserting the following new Section 9.20 (Minimum Liquidity) at the end thereof:

Section 9.20Minimum Liquidity.  As of the end of any day ending on or after the Amendment No. 3 Effective Date, allow the Borrower’s Liquidity to be less than $9,000,000.

(ff)Section 10.1(d) (Events of Default – Default in Performance of Certain Covenants) of the Credit Agreement is hereby deleted it in its entirety and replaced with the following:

(d)Default in Performance of Certain Covenants.  Any Credit Party shall default in the performance or observance of any covenant or agreement contained in Sections 8.1,  8.2(a),  8.2(m),  8.3(a),  8.4(a) (solely with respect to the existence of the Borrower), 8.13,  8.15,  8.20, 8.21 or Article IX.

(gg)Section 12.3(a) (Expenses; Indemnity – Costs and Expenses) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

In addition to the foregoing, the Borrower and any other Credit Party, jointly and severally, shall pay all reasonable out of pocket expenses incurred by any steering committee appointed by the Lenders and its Affiliates (including the reasonable fees, charges and disbursements of one primary counsel for such committee and reasonably necessary special and local counsel), in connection with (x) the Credit Facility, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated),  and (y) the enforcement or protection of the rights of any of the Administrative Agent, the Lenders or the Issuing Lender in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations with respect to the Loans or Letters of Credit.

(hh)      Schedule 1.1(a) (Commitments and Revolving Credit Commitment Percentages) to the Credit Agreement is hereby amended to be identical to Schedule 1.1(a) attached hereto.

(ii)Schedule 7.24 (Deposit, Securities and Hedge Accounts) of the Credit Agreement is hereby amended and restated in its entirety with  Schedule 7.24 attached hereto.

(jj)Exhibit D (Form of Compliance Certificate) to the Credit Agreement is hereby amended to be identical to Exhibit D attached hereto.

Section 2.Amendment  to  Security Agreement.

(a)Section 6.8(a)(vii) of the Security Agreement is hereby deleted it in its entirety and replaced with the following:

(vii)Subject to Section 8.13(g) of the Credit Agreement, each Grantor will provide to the Administrative Agent a control agreement in form and substance satisfactory to the Administrative Agent, duly executed on behalf of each financial institution holding a Deposit Account, securities account or commodity account of such Grantor; provided that (A) the Administrative Agent may, in its discretion, defer delivery of any such control agreement and require such Grantor to open and maintain a new Deposit Account, securities account or commodity account, as applicable, with a financial institution subject to a control agreement with appropriate amendments to add the new account to the existing control agreement; and (B) no such control agreement shall be required with respect to Deposit Accounts that are designated solely as accounts for, and are used solely for, payroll funding or are zero balance accounts; provided that no such Deposit Accounts used for payroll funding shall at any time contain funds in excess of the total amount required to make a payroll payment for a single payroll period.  Subject to the provisions of this Section 6.8(a)(vii), before opening or replacing any Deposit Account, securities account or commodity account, each Grantor shall (x) obtain the Administrative Agent’s consent in writing to the opening of such Deposit Account, securities account or commodity account, and (y) cause each bank or financial institution in which it seeks to open a Deposit Account, to enter into a control agreement with the Administrative Agent in form and substance satisfactory to the Administrative Agent, in order to give the Administrative Agent control of such Deposit Account, securities account or commodity account.  Subject to Section 8.13(g) of the Credit Agreement, each Grantor agrees that, except as expressly set forth above in sub-clause (B), all cash, cash equivalents, securities or commodities owned by such Grantor shall be deposited in an account subject to such a control agreement.

Section 3.Representations and Warranties. Each Credit Party hereby represents and warrants that:

(a)after giving effect hereto, the representations and warranties of the Credit Parties contained in the Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects as if made on and as of such date) on and as of the Effective Date, except that any representation and warranty that by its terms is made only as of an earlier date shall be true and correct as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date;

(b)no Default or Event of Default has occurred and is continuing after giving effect hereto;

(c)the execution, delivery and performance of this Agreement are within the corporate or other power and authority of such Credit Party and have been duly authorized by appropriate corporate or other action and proceedings;

(d)this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and general principles of equity; and

(e)there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement.

Section 4.Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions which may occur prior to or concurrently with the closing of this Agreement:

(a)the Administrative Agent shall have received this Agreement executed by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent and the Required Lenders;

(b)the Administrative Agent shall have received a Revolving Credit Note executed by a duly authorized officer of the Borrower in favor of each Revolving Credit Lender requesting a Revolving Credit Note (each of which Revolving Credit Notes shall replace the Revolving Credit Notes payable to the respective Revolving Credit Lenders previously evidencing the Revolving Credit Loans);

(c)the Administrative Agent shall have received all fees and other amounts owed to the Lenders and, to the extent invoiced, reimbursement or payment of all out of pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Credit Party hereunder or under any other Loan Document; and

(d)the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the other Credit Parties and the authorization of the execution and delivery of this Agreement and the new Revolving Credit Notes, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel in their sole discretion.

Section 5.Waivers of Certain Defaults.

(a)With respect to the audited financial statements for fiscal year 2015 to be delivered by the Borrower pursuant to Section 8.1(a) (Annual Financial Statements) of the Credit Agreement, the Required Lenders hereby waive compliance by the Borrower under Section 8.1(a) (Annual Financial Statements) of the Credit Agreement solely with respect to the requirement that such annual financial statements for fiscal year 2015 not be subject to any going concern or similar qualification; provided that any such qualification or exception shall be in the form and substance previously disclosed to the Lenders.

(b)Subject to the terms and conditions contained in this Agreement, the Required Lenders hereby agree to waive any failure by the Borrower to comply with the covenants set forth in Section 9.15 (Financial Covenants) of the Credit Agreement (any such instance of noncompliance being hereinafter referred to as a “Limited Waiver Subject Default”) but only for the period (the “Waiver Period”) beginning on the Effective Date and ending on June 30, 2016 (the “Scheduled Waiver Expiration Date”).  The foregoing waiver shall become null and void on the Scheduled Waiver Expiration Date and from and after the Scheduled Waiver Expiration Date the Administrative Agent and the Lenders shall have all rights and remedies available to them as a result of the occurrence of a Limited Waiver Subject Default as though this waiver had never been granted.

(c)As used in this Agreement, “Waiver Termination” shall mean the occurrence of the Scheduled Waiver Expiration Date, or, if earlier, the occurrence of any one or more of the following events: (i)  any Event of Default under Section 10.1(d) of the Credit Agreement with respect to any breach of Section 8.20  of the Credit Agreement,  (ii)  any other Default or Event of Default under the Credit Agreement  in each case other than a Limited Waiver Subject Default; (iii) any failure by the Borrower for any reason to comply with any term, condition, or provision contained in this Agreement; or (iv) any representation made by the Borrower in this Agreement or pursuant to it proves to be incorrect or misleading in any material respect when made.  Upon the occurrence of a Waiver Termination, the Waiver Period is automatically terminated and the Lenders are then permitted and entitled, with respect to any Limited Waiver Subject Default and any other Event of Default then in existence, to exercise any rights and remedies that may be available under the Credit Agreement or any of the other Loan Documents or applicable law.

(d)The Borrower acknowledges and agrees that immediately upon expiration or termination of the Waiver Period, the Administrative Agent and the Lenders have all of their rights and remedies with respect to any Limited Waiver Subject Default to the same extent, and with the same force and effect, as if the waiver contained herein had not been granted.  The Borrower will not assert and hereby forever waives any right to assert that the Administrative Agent or the Lenders are obligated in any way to continue to waive any Limited Waiver Subject Default beyond the Waiver Period or to forbear from enforcing their rights or remedies with respect to any Limited Waiver Subject Default after the Waiver Period or that the Administrative Agent and the Lenders are not entitled to act on any Limited Waiver Subject Default after the occurrence of a Waiver Termination as if such default had just occurred and the Waiver Period had never existed.  The Borrower acknowledges that none of the Administrative Agent or any of the Lenders have made any representations as to what actions, if any, the Administrative Agent and the Lenders will take after the Waiver Period or upon the occurrence of any Waiver Termination, Default or Event of Default, and the Lenders and the Administrative Agent must and do hereby specifically reserve any and all rights, remedies and claims they have (after giving effect hereto) with respect to any Limited Waiver Subject Default and each other Default or Event of Default that may occur.

Section 6.Acknowledgments and Further Agreements.

(a)Each Credit Party acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and each Credit Party waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)The Borrower, each Guarantor, the Administrative Agent, the Issuing Lender, the Swingline Lender and each Lender party hereto does hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and Guarantors acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, the Guaranty, and the other Loan Documents, are not impaired in any respect by this Agreement.

(c)Except as specifically set forth herein, nothing herein shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents or (iv) the rights of the Administrative Agent, the Issuing Lender, the Swingline Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

(d)From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean the Credit Agreement and such Loan Documents, as amended by this Agreement. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

(e)The Administrative Agent or its counsel shall have the right to engage on behalf of the Lenders a single financial advisor, selected by the Administrative Agent and acceptable to the Required Lenders, to review, evaluate and advise the Administrative Agent and the Lenders as to the reports, analyses and cash flow forecasts and other materials prepared by the Borrower and its financial consultants relating to the financial condition, operating performance and business prospects of the Borrower and its Subsidiaries and to perform such other information gathering or evaluation acts as may be reasonably requested by the Administrative Agent, and the reasonable costs and expenses of such financial advisor shall be borne by the Borrower and constitute part of the Borrower’s obligations outstanding under the Credit Agreement.  The Borrower shall take reasonable steps to make available to such financial advisor and its representatives such information respecting the financial condition, operating performance and business prospects of the Borrower and its Subsidiaries as may be reasonably requested and shall make the Borrower’s financial consultants, officers, employees and independent public accountants available with reasonable prior notice to discuss such information with such financial advisor and its representatives.

(f)The Borrower hereby agrees and confirms that the Swingline Commitment under the Credit Agreement and any other Loan Document is terminated as of the Effective Date, and, as of the Effective Date, neither the Administrative Agent or the Swingline Lender shall have any further obligation, if any, to make any Swingline Loans under the Credit Agreement or any other Loan Document.

(g)Each Credit Party hereby acknowledges and confirms that as of the date hereof the Availability Period has ended and is no longer in effect.

Section 7.Consent to Settlement Agreement.  Effective on the Settlement Agreement Effective Date, the Required Lenders consent to the execution and delivery of the Settlement Agreement and the termination of contracts between Borrower and AES in accordance therewith and waive any Default or Event of Default under Sections 7.12 and 9.12 of the Credit Agreement that may result therefrom.

Section 8.Reaffirmation of Security Documents. Each Credit Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Document to which it is a party, and agrees that each such Security Document will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the liens and security interests granted by it pursuant to the Security Documents are valid, enforceable and subsisting and create a security interest to secure the Secured Obligations.

Section 9.Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations, as such Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.

Section 10.Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 12.Severability of Provisions.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 13.Governing Law.  This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

Section 14.RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases and forever discharges the Administrative Agent and each Lender, their respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a

“Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, known or unknown, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Loan Document, any draw under the AES Letter of Credit or any of the transactions contemplated hereby or thereby; provided, that it is understood and agreed by the parties hereto that no Credit Party is releasing, waiving or discharging any defenses to expense reimbursement or indemnification it may have which are expressly provided in Section 12.3 of the Credit Agreement (collectively, the “Released Matters”). Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 14 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters.

Section 15.Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND SUPERSEDE ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN. ADDITIONALLY, THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:

AZURE MIDSTREAM PARTNERS, LP

By: Azure Midstream Partners GP, LLC, its general partner

By:
Name:
Title:

GUARANTORS:

MARLIN MIDSTREAM, LLC
a Texas limited liability company

By:
Name:
Title:

MARLIN LOGISTICS, LLC,
a Texas limited liability company

By:
Name:
Title:

MARLIN G&P I, LLC,
a Texas limited liability company

By:
Name:
Title:

MURVAUL GAS GATHERING LLC,
a Texas limited liability company

By:
Name:
Title:

TURKEY CREEK PIPELINE, LLC,
a Texas limited liability company

By:
Name:
Title:

TALCO MIDSTREAM ASSETS LTD.,
a Texas limited partnership

By:
Name:
Title:

AZURE HOLDINGS GP, LLC,
a Delaware limited liability company

By:
Name:
Title:

AZURE TGG, LLC,
a Delaware limited liability company

By:
Name:
Title:

AZURE ETG, LLC,
a Delaware limited liability company

By:
Name:
Title:

ADMINISTRATIVE AGENT/LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, Swingline Lender, and Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as a Lender

By:
Name:
Title:

COMPASS BANK, as a Lender

By:
Name:
Title:

COMERICA BANK, as a Lender

By:
Name:
Title:

ING CAPITAL LLC, as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

ZB, N.A. dba Amegy Bank, as a Lender

By:
Name:
Title:

REGIONS BANK, as a Lender

By:
Name:
Title:

SCHEDULE 1.1(a)

REVOLVING CREDIT COMMITMENTS

AND REVOLVING CREDIT COMMITMENT PERCENTAGES

Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage
Wells Fargo Bank, National Association	$34,291,600.00	14.80%
Bank of America, N.A.	$34,291,600.00	14.80%
Société Générale	$34,291,600.00	14.80%
Compass Bank	$22,938,300.00	9.90%
Comerica Bank	$22,938,300.00	9.90%
ING Capital LLC	$22,938,300.00	9.90%
JPMorgan Chase Bank, N.A.	$22,938,300.00	9.90%
ZB, N.A. dba Amegy Bank	$18,536,000.00	8.00%
Regions Bank	$18,536,000.00	8.00%
Total	$231,700,000.00	100%

Schedule 1.1(a)

SCHEDULE 7.24

DEPOSIT AND HEDGING BROKERAGE ACCOUNTS

Part A. Deposit Accounts and Securities Accounts

Entity		Bank	Acct. No.

1.	Azure Midstream Partners, LP	Amegy Bank	0054392515

2.	Marlin Midstream, LLC	Amegy Bank	0054392507

3.	Marlin Logistics, LLC	Amegy Bank	0054392493

4.	Azure Midstream Partners GP LLC	Amegy Bank	5791153199

5.	Azure TGG, LLC	Amegy Bank	5791149569

6.	Azure ETG LLC	Amegy Bank	5791153207

7.	Talco Midstream Assets LTD	Amegy Bank	5791154775

Part B. Hedging Accounts

None.

Schedule 7.24

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE  [                               ], 201

This certificate is prepared pursuant to the Credit Agreement dated as of February 27, 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among (a) Azure Midstream Partners, LP, a Delaware limited partnership, (b) the lenders party thereto from time to time (the “Lenders”) and (c) Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as Issuing Lender and as Swingline Lender.  Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned certifies, on behalf of the Borrower in his/her capacity as the [Chief Financial  Officer][Treasurer] of the General Partner and not in an individual capacity,  that:

(a)      set forth below on Annex I are reasonably detailed calculations of, as of the date hereof and for the periods covered by this certificate,  the Consolidated Total  Leverage  Ratio and the Consolidated Interest Coverage Ratio  [and Eligible Transloading EBITDA as of  the date hereof;]1

[(b)     no Default or Event of Default has occurred and  is continuing as of  the date hereof; and]

--or--

[(b)     the following Default[s] or Event[s] of Default exist[s] as of the date hereof, if any, and the actions set  forth below are being taken to  remedy such circumstances:

                                                      ; and]

(c)      as of the date hereof for the periods set forth below the following statements, amounts, and calculations included  herein on Annex I and Schedule A are true and correct  in all material respects.

1    Include  only after the Availability Period ends.

Exhibit D

IN WITNESS WHEREOF, I have hereto signed my name to this Compliance Certificate as of the first date written above.

AZURE MIDSTREAM PARTNERS, LP
By: Azure Midstream Partners GP, LLC, its general partner

By:
Name:
Title:

Exhibit D

ANNEX I

I.	Consolidated Total Leverage Ratio[2]-

	(a)	Consolidated Funded Indebtedness as of the date hereof:		$

	(b)	Adjusted Consolidated EBITDA (from Schedule A) for the Calculation Period referred to on Schedule A:		$

Leverage Ratio = (a) to (b) =

		Maximum Leverage Ratio:	[5.00 to 1.00][3] [4.50 to 1.00][4]

		Compliance:	Yes No

II.	Consolidated Interest Coverage Ratio.[5]

	(a)	Adjusted Consolidated EBITDA (from Schedule A) for the Calculation Period referred to on Schedule A:		$

	(b)	Consolidated Interest Expense for the Calculation Period referred to on Schedule A:		$

Interest Coverage Ratio = (a) to (b)

		Minimum Interest Coverage Ratio	2.50 to 1.00

		Compliance	Yes No

[III.	Eligible Transloading EBITDA.6]

2   Calculated as  of the last day of each fiscal quarter, commencing with the  fiscal quarter ending March 31, 2015.

3   Use during  any Specified Acquisition Period.

4   Use during  any other fiscal quarter.

5   Calculated as  of the last day of each fiscal quarter, commencing with the  fiscal quarter ending March 31, 2015.

6   Applicable only after the Availability Period ends. See Section III of Schedule A and Schedule B of the Exhibit G - Form of Availability Certificate  for appropriate calculation method.

Exhibit D

SCHEDULE A

ADJUSTED  CONSOLIDATED  EBITDA

For  the period  from                , 201     to                 , 201     (the “Calculation Period”):

I. CONSOLIDATED EBITDA7

(a) Consolidated Net Income for the Calculation Period:	$
Plus, without duplication, to the extent deducted in calculating such Consolidated Net Income:

(i)          Consolidated Interest Expense for the Calculation Period and fees and expenses paid to the Administrative Agent during the Calculation Period in connection with its services under the Credit Agreement, other banking and agency fees and costs of surety bonds in connection with financing activities;

$
(ii) all income Taxes (including any franchise Taxes to the extent based upon net income) and provisions for Taxes made, including any penalties and interest, during the Calculation Period;	$
(iii) all depreciation and amortization (including amortization of intangible assets, debt issue costs and amortization under ASC Rule 718) during the Calculation Period;	$

(iv)        customary  expenses  (not  to  exceed  $5,000,000  in  the  Calculation  Period) incurred during the Calculation Period in connection with (x) the Transactions or (y) consummation of any transaction permitted under the Credit Agreement;

$

(v)         the amount of any earn-out and other contingent consideration obligations in connection with any acquisition or Investment permitted by the Credit Agreement and that are paid or accrued during the Calculation Period;

$

(vi)        unrealized net losses in the fair market value of any arrangements under Hedge Agreements and losses, charges and expenses attributable to the early extinguishment or  conversion of  arrangements under Hedge  Agreements or other derivative instruments, in each case during the Calculation Period;

$

7  For the purposes of calculating East New Mexico Transloading Facility EBITDA in connection with pro forma calculations required as of the Closing Date and any other pro forma calculations that are made after the Closing Date and prior to the delivery of the financial statements required by Section 8.1(b) for March 31, 2015, East New Mexico Transloading Facility EBITDA shall be East New Mexico Transloading Facility EBITDA from October 1, 2014 through December 31, 2014 multiplied by 4. For the purposes of calculating the portion of Consolidated EBITDA attributable to the Legacy Gathering System at any time prior to the Closing Date, such attributable Consolidated EBITDA shall be calculated on a pro forma basis as if the Transactions had occurred on the first day of the applicable period.

Exhibit D

(vii)       any deferred or non-cash equity compensation or stock option or similar compensation expense, including all expense recorded for the Borrower’s equity appreciation rights plan in excess of cash payments for exercised rights during the Calculation Period; provided, however, that actual cash payments made during the Calculation Period with respect to such deferred compensation shall reduce Consolidated EBITDA in the period in which such payment is made;

$

(viii)      the amount (not to exceed $1,000,000 in the Calculation Period) of general, administrative, management, monitoring, consulting, and advisory fees and related indemnities and expenses paid or accrued during the Calculation Period to the General Partner or Azure, including, without limitation, amounts paid or accrued pursuant to the Omnibus Agreement;

$

(ix)        premiums associated with any permitted Secured Hedge Agreements entered into during the Calculation Period (not to exceed 5% of the Consolidated EBITDA in the Calculation Period and, in the case of this clause (ix), to the extent accompanied by reasonable evidence thereof reasonably satisfactory to the Administrative Agent); and

$

(x)         other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP, but excluding any non-cash charges that constitute an accrual of or reserve for future cash charges) for the Calculation Period.

$
(b) Subtotal (sum of (i) through (x)):	$
Minus, the following, without duplication, to the extent included in calculating such Consolidated Net Income:
(i) all income Tax credits for the Calculation Period;	$

(ii)         all non-cash items of income (other than account receivables and similar items arising from the  normal course  of  business and  reflected as  income  under accrual methods of accounting consistent with past practices) for the Calculation Period; and

$
(iii) unrealized net gains in the fair market value of any arrangements under Hedge Agreements during the Calculation Period.	$
(c) Subtotal (sum of (i) through (iii)):	$
CONSOLIDATED EBITDA: (a) + (b) – (c) =	$

Exhibit D

II.  ADJUSTED  CONSOLIDATED  EBITDA8

(a) Consolidated EBITDA for the Calculation Period (from I above):	$

(b)  Material Project Consolidated EBITDA Adjustments for the Calculation Period; provided that unless approved in advance by the Required Lenders, the aggregate amount of such Material Project Consolidated EBITDA Adjustments shall not exceed the lesser of (i) 30% of Consolidated EBITDA for the Calculation Period and (ii) $10,000,000;

$
(c) amounts to take into account on a pro forma basis acquisitions made by the Borrower and its Consolidated Restricted Subsidiaries during the Calculation Period;	$
(d) amounts to take into account on a pro forma basis Dispositions made by the Borrower and its Consolidated Restricted Subsidiaries during the Calculation Period;	$
(e) adjustments for any non-recurring income and expense during the Calculation Period.	$
ADJUSTED CONSOLIDATED EBITDA: (a) + (b) + (c) – (d) + (e) =	$

8   Notwithstanding the foregoing, after the Availability Period, (i) the portion of Adjusted Consolidated EBITDA attributable to the Borrower’s crude oil logistics or other business segment that provides crude oil transloading services shall be limited to the lesser of (x) the Eligible Transloading EBITDA (which shall in no event be less than zero) multiplied by a factor of 1 divided by (A) during any Specified Acquisition Period, 5.00 or (B) at any other time, 4.50, and (y) $15,000,000 and (ii) all Eligible Transloading EBITDA shall be excluded from the calculation of Adjusted Consolidated EBITDA if the Borrower fails to comply with Section 4.4(a) of the Credit Agreement.

Exhibit D